HAWKS INDUSTRIES, INC.
                                913 FOSTER ROAD
                             CASPER, WYOMING  82601
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 8, 1998

To the Shareholders of
HAWKS INDUSTRIES, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HAWKS INDUSTRIES, INC., a Delaware Corporation (the "Company"), will be held at the office of the Company at 913 Foster Road, Casper, Wyoming 82601 on January 8, 1998, at 2:00 P.M. or at any postponement or adjournment thereof for the following purposes:

  1. To elect two directors to serve until the Annual Meeting of the Shareholders to be held in 2000 or until their successors have been elected and qualified.
  2. To consider and vote upon a proposal to affect a 20 for 1 reverse stock split.
  3. To transfer the Company's State of Domicile to the State of Wyoming from the State of Delaware.
  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on November 17, 1997, will be entitled notice of and to vote at the meeting. All shareholders are cordially invited to attend and to meet the management and Board of Directors of the Company.

                                   By Order of the Board of Directors
                                   Bob Despain

                                   Secretary

Casper, Wyoming
November 17, 1997

                                   IMPORTANT
           IF YOU DO NOT PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND
                           RETURN THE ENCLOSED PROXY
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES

                                PROXY STATEMENT
                             HAWKS INDUSTRIES, INC.
                                913 FOSTER ROAD
                             CASPER, WYOMING 82601

                         SHAREHOLDERS ENTITLED TO VOTE

  THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HAWKS INDUSTRIES, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company. It is anticipated that these proxy materials will be mailed to Shareholders on or about November 17, 1997.

  Holders of shares of the Common Stock of the Company of record at the close of business November 17, 1997, will be entitled to vote at the Annual Meeting of Shareholders to be held on January 8, 1998 at 2:00 P.M. at the offices of the Company at 913 Foster Road, Casper, Wyoming 82601 or at any postponement or adjournment thereof.

  Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may be revoked by any Shareholder present at the meeting who expresses a desire to vote his or her shares in person. A proxy, when executed and not so revoked, will be voted in accordance therewith.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote upon each matter submitted to a vote. The shares have cumulative voting rights, which means that for the election of directors, every Shareholder entitled to vote shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. Discretionary authority to cumulate votes will be granted by Shareholders who execute proxies. A majority of the shares of Common Stock outstanding shall constitute a quorum at the meeting.

  The close of business on November 17, 1997, has been fixed by the Board of Directors as the record date for determination of Shareholders entitled to vote at the meeting, and the number of outstanding shares on this date was 27,028,194.

  The following table shows the beneficial ownership of the shares of the Company as of the close of business on November 17, 1997, of each person known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock and of all officers and directors as a group. Unless noted to the contrary, each person or entity has direct ownership and sole voting dispositive power.

                                                                      PERCENT
NAME AND ADDRESS                            SHARES OWNED              OF CLASS

Joseph J. McQuade                             3,018,718 (a)           11.2
913 Foster Road
Casper, Wyoming 82601

Bruce A. Hinchey                              2,289,604 (b)            8.5
913 Foster Road
Casper, Wyoming 82601

James E. Meador, Jr.                          2,322,513 (c)            8.6
913 Foster Road
Casper, Wyoming 82601

All Officer and Directors                     7,738,975               28.5
as a Group (five in number)

(a)  Included are 950,748 shares allocated in the Company's Employee Stock
Ownership Plan-Trust,    and 71,400 shares held by spouse and 260,000 shares
held by minor children.

(b) Included are 239,604 shares allocated in the Company's Employee Stock Ownership Plan-Trust.

(c)  Included are 241,125 and 46,388 shares allocated to Mr. Meador and his
spouse respectively in the    Company's Employee Stock Ownership Plan-Trust.


                             ELECTION OF DIRECTORS

  Pursuant to the Company's Certificate of Incorporation and By-laws, Directors are divided into three classes that contain one or more Directors and hold a term of office of three years.

  As of the date of this Proxy Statement, the Class III Directors will be elected to serve until 2000 or until their successors are duly elected and qualified.

  At the meeting it is proposed that Bruce A. Hinchey and Dwight B. Despain, who are presently the Class III Directors of the Company and whose terms expires in 1997, be elected for a three year term. Upon election they shall serve in such capacity until the 2000 Annual Meeting of the Shareholders or until their successors are duly elected and qualified.

  If the enclosed Proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the persons nominated for election as Directors of the Company. There will be cumulative voting for the election of Directors. If a nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The management presently has no knowledge that any nominee will refuse or be made unable to serve.

  The following information is furnished as of November 17, 1997, with respect to the nominees and the other Directors whose terms in office will continue after the meeting.

                        PRINCIPLE OCCUPATION
                        DURING THE LAST FIVE
                      YEARS AND POSITION WITH   YEAR SINCE   SHARE OF COMMON
                              COMPANY             WHICH           STOCK
                          (IN ADDITION TO     CONTINUOUSLY A  BENEFICIALLY   PERCENT OF
NAME/AGE                     DIRECTOR)           DIRECTOR         OWNED      CLASS
Joseph J. McQuade/45  President since August       1983        3,018,718(a)        11.2
                      24, 1992; Vice President
                      and Class I Director
                      from April 14, 1983

Dwight B. Despain/43  Appointed as a Class III     1992           40,990             .2
                      Director August 24,
                      1992.  Attorney with
                      Dixon & Despain, Casper,
                      WY since 1990; Warnick &
                      Blood Law Offices from
                      1985-1990.

Bruce A. Hinchey/48   Appointed as a Class III     1993        2,289,604(b)         8.5
                      Director May 12, 1993;
                      President of Western
                      Environmental Services
                      and Testing since 1981.

James E. Meador,      Appointed as a Class I       1993        2,322,513(c)         8.6
Jr./44                Director May 12, 1993;
                      Vice President of
                      Western Environmental
                      Services and Testing
                      Inc. since 1981.

Gerald M. Moyle/42    Appointed as a Class II      1994              150            -0-
                      Director June 30, 1994;
                      Land Manager of Brown
                      Operating, Inc. since
                      1984.

(a) Included are 950,748 shares allocated in the Company's Stock Ownership Plan-Trust and 71,400 shares held by spouse and 260,000 share held by minor children.

(b) Included are 239,604 shares allocated in the Company's Employee Stock Ownership Plan-Trust.

(c) Included are 287,513 shares allocated to Mr. Meador and his spouse in the Company's Employee Stock Ownership Plan-Trust.

           RESUMES OF NOMINEES BRUCE A. HINCHEY AND DWIGHT B. DESPAIN

BRUCE A. HINCHEY, Director

  Mr. Hinchey attended the University of Missouri at Rolla where he majored in Petroleum Engineering. From 1972 to 1978 he was Manager of Air Quality Studies for Ecology Audits, Inc.; from 1978 to 1981 he was Vice President of the Air Quality Department of Kumpe and Associates, P.C., Casper, WY; in 1981 he helped form Western Environmental Services and Testing, Inc. and has served as President since inception of the company, as he does currently. In May 1989, Mr. Hinchey became a Wyoming State Legislator, in which capacity he still serves at this time. In 1996, Mr. Hinchey was elected Speaker of the House for the State of Wyoming. He will serve in that capacity for two years.

DWIGHT B. (BOB) DESPAIN, Director

  Mr. Despain received his degree in Business Finance from Brigham Young University in 1975 and his J.D. degree in law at the University of Wyoming in 1978. From 1978 to 1980, he was counsel for the land department at Marathon Oil in Casper; was a founder and President of Cowboy Resources, Inc., an oil and gas exploration company, from 1980 to 1985; an attorney with Warnick and Blood Law Offices in Casper, Wyoming from 1985 to 1990. Since that time he has been practicing in the law firm of Dixon and Despain.

  The Board of Directors met formally three times during the fiscal year. All incumbent directors were present for these meetings of the Board of Directors in fiscal 1996. In addition, discussions were held frequently on an informal basis, and all action specifically required to be approved by the Board of Directors, pursuant to the Delaware Corporation Law, was taken by written consent setting forth the action so taken and signed by all the directors as provided by Section 141(t) of the Law.

  The Board of Directors has no audit, nominating or compensation committee.


              REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

  The following table sets forth all cash compensation paid by the Company during the fiscal year to executive officers whose cash compensation exceeded $60,000 and to all executive officers as a group.

NAME OF INDIVIDUAL OR NUMBER   CAPACITIES IN WHICH SERVED         CASH COMPENSATION
IN GROUP
Joseph J. McQuade              President and Director                  $105,000(a)(b)(c)

Bruce A. Hinchey               Vice President and Director of          $105,000(a)(b)(c)
                               Hawks Industries,  Inc.; President
                               of Western Environmental Services
                               and Testing, Inc.

James E. Meador, Jr.           Director of Hawks Industries, Inc.;     $105,000(a)(b)(c)
                               Vice President of Western
                               Environmental Services and Testing,
                               Inc.

All Executive Officers as a                                            $315,000(a)
Group (three in number)

(a) Messrs. McQuade, Hinchey and Meador received other compensation valued at less than 10% of the compensation reported in this table.

(b) Not included is the amount which was accrued under the Company's Employee Stock Ownership Plan-Trust discussed below.

(c) Pursuant to employment agreements expiring April 2001, Messrs. McQuade, Hinchey and Meador would receive a lump sum payment of approximately two and one-half years' salary if employment should be terminated by the Company without cause.

  Directors who are not employees are paid $300 per meeting for their attendance at Board meetings. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings.

               PROPOSAL TO AFFECT A 20 FOR 1 REVERSE STOCK SPLIT

  The National Association of Stock Dealers (NASDAQ) has approved a proposal which would, in effect, "de-list" any public company from NASDAQ status if the stock price goes below $1 per share for a thirty day continuous period. The Company's shares have fluctuated between $.09 and $.28 for the last several years. It is highly unlikely that the Company's stock price will appreciate to any amount in excess of $1 within the timetable provided by the NASDAQ proposal. If the Company makes no change in its' capital structure, it will not be listed on NASDAQ. In effect, this would mean that there would be no national quotations for the Company's stock and that the only reference to value would be from the "Pink Sheets".

  Alternatively, the Company can effect a reverse stock split by changing the number of shares outstanding and hence the price per share. Management has talked to many shareholders over the past several months. Some strongly support a reverse stock split. They point out that without the reverse split the Company would be removed from NASDAQ and that this may severely hamper their ability to trade the stock or to get timely information about the Company's stock price and trading volume.

  THERE ARE RISKS ASSOCIATED WITH AFFECTING A REVERSE STOCK SPLIT. Others maintain that they have in their portfolio non-NASDAQ stocks and that these stocks are not difficult to trade. They also point out that it is not uncommon that after a reverse stock split in a company whose shares have traded infrequently and sporadically, such as the Company's, that there is an additional decline in stock price. Some brokers see this as an opportunity to short the stock and further drive the price down. Management specifically acknowledges that this possibility may occur. Management has no way of knowing if it will, or if it does, to what extent such devaluation will take place.

  In addition, when final rules were issued regarding NASDAQ Listing regulations, other requirements were also mandated. Of particular note is a requirement that NASDAQ listed Companies must meet any one of three financial criteria: 1) $2 million in net tangible assets, 2) $35 million in market capitalization or 3) $500,000 net income in the most recent year or alternately two of the last three years. The Company presently does not meet criteria 2 or
3. The company does, as of June 30, 1997, meet the first criteria. However, should unanticipated events create a decrease in assets below $2 million, the Company could be delisted by failing to meet these financial criteria even if
                                                                      ------
the price of the shares remains above $1.00 per share.

  A chart summarizing these criteria is presented below which shows the newly mandated regulations (on the left) and, a comment about the Company's status with respect to each criteria (on the right).

THE NASDAQ SMALL CAP MARKET REQUIREMENTS
                                                  NASDAQ CONTINUED             HAWK'S
REQUIREMENTS                                    LISTING REQUIREMENTS           STATUS
Net Tangible Assets                                  $2 million             $2.1 million
Market Capitalization                               $35 million              $4 million
Net Income (in latest fiscal year or  2 of            $500,000                  Loss
last 3 fiscal years)

Public Float (shares)                                 500,000               19,289,000 (Now)
                                                                            964,000 (After
                                                                               split)

Market Value of Public Float                         $1 million             $2.9 million

Minimum Bid Price                                        $1                  $.15 (Now)
                                                                             $3.00 (After
                                                                             split)

Market Makers                                            2                       12

Shareholders (round lot holders)                        300                     950

Corporate Governance                                    Yes              Necessary changes
                                                                            can be made

  As management does not believe it proper in this instance to influence the outcome of this important matter, and because management does not believe either approval or disapproval is compelling, management presently plans to vote their shares on this proposal with the majority of the other shareholders.

  If the reverse split is approved, shareholders need not send their
                                                      ---
certificates to the Company although a new certificate will be issued subsequent to the approval of this proposal. Therefore, when a shareholder decides to transfer shares, if an old certificate is tendered, it will be divided by 20 to determine the number of shares at the post-split price. New certificates will be issued which will look different than the old certificates and which will have the post-split number of shares on them. If a shareholder desires to obtain a new certificate, they may send the certificate to the Company's address, attention Judy Thomas, Transfer Agent.


                          PROPOSAL TO CHANGE DOMICILE

  Management strongly recommends that the shareholders approve a Change of Domicile from the State of Delaware to the State of Wyoming. The Company adopted the State of Delaware in 1988 because of its pro-active business policies. The State of Wyoming has adopted a corporate code, originally proposed in 1989, which mirrors the Delaware corporate statutes. There will be an immediate small savings of approximately $3,000 a year in state corporate franchise fees by making the switch. The Company however sees the greater benefit in reducing legal fees. As it now is, the corporation may be required to hire both local counsel and Delaware counsel on any legal matter that should come before the Company. With the Company being domiciled in Wyoming, such a duplication of expensive legal fees would be eliminated. No such legal entanglements are known at the present time nor are any anticipated. We urge the shareholders to vote for this change.

EMPLOYEE STOCK OWNERSHIP PLAN-TRUST

  The Plan was adopted in December, 1975. Annual contributions by the Company are not mandatory, but the Plan provides for annual contributions by the company to the profit-sharing trust for the account of eligible employees in an amount up to 25% of their salaries subject to the limitation imposed by ERISA. The Plan provides that the Trustee shall invest the funds in shares of Common Stock of the Company purchased either in the open market, directly from the Company, or from existing shareholders. All of the shares will remain with the Trustee until paid to employees upon leaving the Company's service. In the event of retirement, disability or death, the entire amount of the employee's credit will be directly distributed to the employee or his named beneficiary. Upon termination, other than by reason of death, disability or retirement, the amount at termination will be a percentage of the amount of his account as follows:

                                 YEARS  PERCENTAGE
                                    2    20%
                                    3    40%
                                    4    60%
                                    5    80%
                                    6    100%

  The Company has the right to amend or terminate the Plan at any time. The purpose of the Plan is to provide employees with additional incentive and opportunity, through the Company contribution, to acquire an Ownership in the Company by becoming shareholders.

  During the Fiscal year, the amounts accrued by Mr. McQuade, Mr. Hinchey, and Mr. Meador and his spouse were, respectively, $5,250, $5,250 and $6,006.


INCENTIVE STOCK OPTION PLAN

  The Plan approved by the Shareholders of the Company on June 15, 1982, authorized the stock incentives for key executives to further the identity of their interest with the interests of the shareholders and to increase their stake in the future growth and prosperity of the Company. This Plan expired June 15, 1992. The Plan was intended to induce continued employment of key executives and, by offering comparable incentives, to enable the Company to compete for, attract, and retain competent executives.

  As of the date of this Proxy Statement there are options outstanding for 50,000 shares under the Plan. They were issued in September 1990 and will, if not exercised previously, expire in September of 2000.

SECTION 16 REPORTING

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Officers, Directors, and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of copies of such forms received by it and written representations form certain reporting persons, the Company believes that, during the period January 1, 1996 to December 31, 1996, all filing requirements applicable to its officers, Directors, and greater than 10% beneficial owners were complied with.

                              FINANCIAL STATEMENTS

  Financial statements are not included in the Proxy Statement as they are not deemed necessary for the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at this Annual Meeting. The Annual Report of the Company for the year ended December 31, 1996, including audited financial statements, has been mailed to the shareholders, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

                            EXPENSES OF SOLICITATION

  The entire expense of preparing, assembling, printing and mailing the proxy form and the form of materials used in the solicitation of proxies will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expenses of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies.

                   DATE OF RECEIPT OF SHAREHOLDER'S PROPOSALS

  Shareholder proposals must be received by the Company by February 10, 1998 to be included in the proxy materials for the next Annual Meeting of Shareholders.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

                         AVAILABILITY OF ANNUAL REPORT
                                  ON FORM 10-K

  UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, TO EACH SHAREHOLDER OF RECORD OR EACH SHAREHOLDER WHO OWNED COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON NOVEMBER 17, 1997. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY, TO THE ATTENTION OF BOB DESPAIN, SECRETARY, BOB DESPAIN, SECRETARY, 913 FOSTER ROAD, CASPER, WYOMING 82601.

                                        By Order of the Board of Directors
                                        Dwight B. "Bob" Despain
                                        Secretary